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AVIRON
FORM 1998 10K
                                                                    EXHIBIT 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8, No. 333-17029 and 333-58955) pertaining to the 1996 Equity Incentive Plan, Employee Stock Purchase Plan, 1996 Non-Employee Directors' Stock Option Plan and the Non-Plan Option Grants and in the Registration Statements (Forms S-3, No. 333-41649 and 333-50505) of Aviron of our report dated February 17, 1999, with respect to the financial statements of Aviron included in this Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                     /s/ Ernst & Young LLP


Palo Alto, California
March 25, 1999